EXHIBIT 99.01

Chegg Reports Second Quarter 2015 Results

Digital Revenue Expands to 45% of Total Revenue Driven by 62% Year-Over-Year Growth in Digital Revenue

SANTA CLARA, Calif., August 3, 2015 /PRNewswire/ -- Chegg, Inc. (NYSE:CHGG), the Student Hub, today reported financial results for the three months ended June 30, 2015.

“Our team executed another great quarter. We delivered pro forma revenue growth of 37%, digital revenue growth of 62%, and more than doubled adjusted EBITDA” said Dan Rosensweig, Chairman and CEO of Chegg. “Our strong brand and organic traffic to our platform is driving Chegg’s position as a premier destination for students in the $1 trillion education market. As education goes increasingly digital and students become increasingly self-directed in their pursuit of better outcomes, Chegg is with them every step of the way.”

An updated investor presentation that highlights Chegg’s transition to an all-digital platform can be found on Chegg’s Investor Relations website http://investor.chegg.com.

Q2 2015 Financial Highlights:

•	Pro-forma Revenue of $32.7 million an increase of 37% year-over-year;

•	Digital Revenue of $30.2 million, up 62% year-over-year now comprising 45% of total revenue;

•	Total Revenue of $67.0 million;

•	Print Revenue of $36.8 million;

•	GAAP Gross Profit of $30.8 million;

•	Non-GAAP Gross Profit of $31.6 million;

•	Adjusted EBITDA of $3.2 million, up 106% year-over-year;

•	GAAP Net Loss of $10.1 million; and

•	Non-GAAP Net Income of $1 million.

Pro-forma revenue and the related year-over-year percentage increase present total revenue as if the transition to Ingram Content Group (Ingram) of the textbook inventory investment, logistics and fulfillment functions for the print textbook business was complete and all print revenue was entirely commission-based digital revenue. For more information about pro forma revenue and a reconciliation of pro forma revenue to revenue, see the sections of the press release titled “Use of Non-GAAP Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Q2 2015 Business Highlights:

•	200,000: number of new Chegg customers added in Q2;

•	700,000: number of digital subscribers on the Chegg platform in Q2;

•	70%: percentage of Chegg members who use Chegg for something other than a textbook;

•	84%: percentage of new Chegg orders brought in organically; and

•	41%: percentage of Chegg customers who subscribe to a paid digital service.

Business Outlook:

Our outlook for the third quarter and fiscal year 2015 is comprised of two revenue lines, including print revenue, which consists of revenue that Chegg continues to derive from the rental or sale of textbooks directly to students, and of digital revenue, which consists of revenue from digital learning services, advertising, and commission-based revenue from our e-commerce partners such as Ingram.

Third Quarter 2015

•	Revenue in the range of $74 million and $80 million;

•	Digital Revenue in the range of $34 million and $38 million;

•	Total Gross Margin on both a GAAP and Non-GAAP basis between 23%; and 25%; and

•	Adjusted EBITDA loss of between $12 million and $9 million.

Adjusted EBITDA guidance for the third quarter includes approximately $9.1 million for textbook depreciation and excludes approximately $14.8 million for stock-based compensation; $1.1 million for amortization of intangible assets; $0.1 million for restructuring charges; $2.4 million for transitional logistic charges; and $0.2 million for acquisition-related costs. It assumes, among other things, that no additional business acquisitions, investments, restructuring actions, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

Fiscal Year 2015

•	Revenue in the range of $295 million and $310 million;

•	Digital Revenue in the range of $137 million and $145 million;

•	Total Gross Margin on both a GAAP and Non-GAAP basis between 36% and 38%;

•	Adjusted EBITDA of breakeven to $5 million;

•	Free cash flow in the range of $15 million and $20 million.

Adjusted EBITDA guidance for fiscal 2015 includes approximately $43.2 million for textbook depreciation and excludes approximately $52.4 million for stock-based compensation; $4.8 million for amortization of intangible assets; $5.3 million for restructuring charges; $5.8 million for transitional logistic charges; and $1.9 million for acquisition-related costs. It assumes, among other things, that no additional business acquisitions, investments, restructuring actions, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

Conference Call and Webcast Information

The Chegg Second Quarter teleconference and webcast is scheduled to begin at 2:00 p.m. Pacific Daylight Time on Monday, August 3, 2015. To access the call, please dial (877) 407-4018, or outside the U.S. +1 (201) 689-8471, five minutes prior to 2:00 p.m. Pacific Daylight Time (or 5:00 p.m. Eastern Daylight Time). A live webcast of the call will also be available at http://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 8:00 p.m. Eastern Daylight Time August 3, 2015, until 11:59 p.m. Eastern Daylight Time August 10, 2015, by calling (877) 870-5176 or +1 (858) 384-5517, with Conference ID 13614866. An audio archive of the call will also be available at http://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, http://www.chegg.com/mediacenter, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor http://www.chegg.com/mediacenter, in addition to following press releases, Securities Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg puts students first. As the leading student-first connected learning platform, the company makes higher education more affordable, more accessible, and more successful for students. Chegg is a publicly-held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call present non-GAAP financial measures, including pro forma revenue, adjusted EBITDA, non-GAAP gross profit and margin, non-GAAP operating expenses, non-GAAP net loss and free cash flows. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) pro forma revenue as revenue as if it had already transitioned to a fully commission-based revenue model with Ingram for its print textbook business, (2) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for textbook depreciation and to exclude share-based compensation expense, acquisition-related compensation costs, restructuring charges, transitional logistic charges and other income, net, (3) non-GAAP gross profit as gross profit excluding share-based compensation and transitional logistic charges, (4) non-GAAP gross margin as non-GAAP gross profit divided by revenue, (5) non-GAAP net income (loss) as GAAP net loss excluding share-based compensation expense, amortization of intangible assets, acquisition related compensation costs, restructuring charges, transitional logistic charges and acquisition-related income tax benefit, and (6) free cash flow as cash flow from operations plus net book investment and investment in property, plant and equipment. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables below, each of the non-GAAP financial measures excludes one or more of the following items:

•	Pro forma revenue adjustments.

Chegg is in the process of transitioning ownership of the textbook library and textbook logistics and fulfillment functions for its print textbook business to Ingram. Upon completion of that transition, all revenue from its print textbook business will be digital revenue representing an approximately 20% commission from each such transaction. During the transition, Chegg reports print textbook revenue for orders that are fulfilled with textbooks owned by Chegg and commission-based revenue for orders that are fulfilled with textbooks owned by Ingram. Chegg expects the transition to a fully commission-based model with Ingram to be complete in 2017. The pro forma revenue adjustments present revenue “as if” Ingram already owned all textbooks and managed all logistics and order fulfillment. Management believes that presenting revenue as if Chegg had already fully transitioned to the commission-based model with Ingram provides investors with a better understanding of Chegg’s results of operations in light of the ongoing changes to its business model by facilitating period over period revenue comparisons during the transition period. The adjustments to GAAP revenue provided below reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature.

•	Share-based compensation expense.

Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

•	Restructuring charges.

Restructuring charges primarily relate to expenses incurred in making infrastructure-related changes as a result of the transition of fulfillment obligations for the print textbook business to Ingram, as well as expenses related to the exit of Chegg’s print coupon business. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core operating activities. Chegg believes that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.

•	Transitional logistic charges.

Transitional logistic charges relate primarily to the expected closure of our warehouse and as we transition to Ingram’s distribution centers, which results in duplicative logistic charges. The duplicative logistic charges are expected to be incurred throughout 2015 until we complete the transition of our logistics and fulfillment obligations for our print textbook business to Ingram. Chegg believes that it is appropriate to exclude transitional logistic charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.

•	Acquisition-related compensation costs.

Acquisition-related compensations costs include: (1) compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions, (2) the remaining pay-out related to the Bookstep acquisition and (3) adjustments to previously recognized earn-out liability on contingent compensation expense related to acquisitions. In most cases, these acquisition-related charges are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

•	Amortization of intangible assets.

Chegg amortizes intangible assets that it acquires in conjunction with business combinations, which results in non‑cash operating expenses that would not otherwise have been incurred had Chegg internally developed such intangible assets. Chegg believes excluding the accounting expense associated with acquired intangible asset from non-GAAP measures allows for a more accurate assessment of its ongoing operations.

In addition to the non-GAAP financial measures discussed above, Chegg also uses free cash flow. Free cash flow represents cash flow from operations less net book investment and investment in property, plant and equipment. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of textbooks, property, buildings, and equipment, which can then be used to, among other things, invest in Chegg’s business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg’s cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation those regarding Chegg’s business and financial outlook, long-term growth prospects and transition to an all-digital business model. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in any forward-looking statement. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: Chegg’s ability to attract new students, increase engagement and increase monetization; competitive developments, including pricing pressures; Chegg’s ability to build and expand its digital services offerings; Chegg’s ability to develop new products and services on a cost-effective basis and to integrate acquired businesses and assets; the impact of seasonality on the business; Chegg’s partnership with Ingram and the parties’ ability to achieve the anticipated benefits of the strategic alliance, including the potential impact of the economic risk-sharing arrangements between Chegg and Ingram on Chegg’s results of operations; Chegg’s ability to effectively control operating costs; changes in Chegg’s addressable market; changes in the education market; and general economic and industry conditions. All information provided in this release and in the conference call is as of the date hereof and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2015, and could cause actual results to vary from expectations.

CHEGG, INC
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except for number of shares and par value)

	June 30, 2015	December 31, 2014
Assets	(unaudited)	*
Current assets
Cash and cash equivalents	$35,087	$56,117
Short-term investments	27,409	33,346
Accounts receivable, net of allowance for doubtful accounts of $261 and $559 at June 30, 2015 and December 31, 2014, respectively	12,131	14,396
Prepaid expenses	7,657	3,091
Other current assets	16,872	3,864
Total current assets	99,156	110,814
Long-term investments	4,727	1,451
Textbook library, net	61,260	80,762
Property and equipment, net	18,569	18,369
Goodwill	91,301	91,301
Intangible assets, net	10,629	13,626
Other assets	1,922	1,804
Total assets	$287,564	$318,127
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,832	$10,945
Deferred revenue	19,752	24,591
Accrued liabilities	23,903	31,183
Total current liabilities	47,487	66,719
Long-term liabilities
Total other long-term liabilities	4,732	4,365
Total liabilities	52,219	71,084
Commitments and contingencies (Note 7)
Stockholders' equity:
Preferred stock, $0.001 par value – 10,000,000 shares authorized, no shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	—	—
Common stock, $0.001 par value 400,000,000 shares authorized at June 30, 2015 and December 31, 2014, respectively; 87,560,103 and 84,008,043 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	88	84
Additional paid-in capital	543,789	516,845
Accumulated other comprehensive gain (loss)	14	(13)
Accumulated deficit	(308,546)	(269,873)
Total stockholders' equity	235,345	247,043
Total liabilities and stockholders' equity	$287,564	$318,127

*    Derived from audited consolidated financial statements as of and for the year ended December 31, 2014.

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net revenues:
Rental	$32,782	$42,257	$70,496	$89,113
Services	29,276	18,599	60,643	35,845
Sales	5,003	3,636	20,794	13,927
Total net revenues	67,061	64,492	151,933	138,885
Cost of revenues(1):
Rental	21,238	29,889	59,793	77,586
Services	9,975	4,912	21,812	12,568
Sales	5,043	3,795	20,144	13,927
Total cost of revenues	36,256	38,596	101,749	104,081
Gross profit	30,805	25,896	50,184	34,804
Operating expenses(1):
Technology and development	13,268	12,189	29,412	23,509
Sales and marketing	12,382	14,817	33,774	29,844
General and administrative	11,943	10,654	23,720	20,494
Restructuring charges	464	—	2,978	—
Loss (gain) on liquidation of textbooks	2,445	(2,122)	(1,740)	(3,800)
Total operating expenses	40,502	35,538	88,144	70,047
Loss from operations	(9,697)	(9,642)	(37,960)	(35,243)
Interest expense and other income, net:
Interest expense, net	(60)	(127)	(121)	(188)
Other income, net	56	156	132	276
Total interest expense and other income, net	(4)	29	11	88
Loss before provision for (benefit from) income taxes	(9,701)	(9,613)	(37,949)	(35,155)
Provision for (benefit from) income taxes	430	(1,367)	724	(1,150)
Net loss	$(10,131)	$(8,246)	$(38,673)	$(34,005)
Net loss per share, basic and diluted	$(0.12)	$(0.10)	$(0.45)	$(0.41)
Weighted average shares used to compute net loss per share, basic and diluted	86,741	83,209	85,771	82,686

(1) Includes share-based compensation expense as follows:
Cost of revenues	$81	$134	$215	$312
Technology and development	1,273	2,635	5,980	5,017
Sales and marketing	1,034	2,263	6,088	3,595
General and administrative	5,443	3,449	10,568	6,487
Total share-based compensation expense	$7,831	$8,481	$22,851	$15,411

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net loss	$(38,673)	$(34,005)
Adjustments to reconcile net loss to net cash provided by operating activities:
Textbook library depreciation expense	27,476	38,130
Amortization of warrants and deferred loan costs	70	117
Other depreciation and amortization expense	6,413	4,544
Share-based compensation expense	22,851	15,411
Provision for bad debts	(269)	197
Gain on liquidation of textbooks	(1,740)	(3,800)
Loss from write-offs of textbooks	3,611	6,805
Deferred income taxes	—	(1,626)
Realized gain on sale of securities	—	(18)
Loss from disposal of property and equipment	918	—
Change in assets and liabilities net of effect of acquisition of businesses:
Accounts receivable	116	(2,211)
Prepaid expenses and other current assets	(17,405)	(1,774)
Other assets	(253)	(470)
Accounts payable	(6,150)	2,988
Deferred revenue	(4,839)	1,241
Accrued liabilities	(5,574)	(2,803)
Other liabilities	389	(128)
Net cash (used in) provided by operating activities	(13,059)	22,598
Cash flows from investing activities
Purchases of textbooks	(31,275)	(52,781)
Proceeds from liquidations of textbooks	22,693	18,737
Purchases of marketable securities	(17,127)	(54,882)
Proceeds from sale of marketable securities	—	38,860
Maturities of marketable securities	19,690	29,600
Purchases of property and equipment	(4,146)	(2,496)
Acquisition of businesses, net of cash acquired	—	(43,872)
Net cash used in investing activities	(10,165)	(66,834)
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock plans	1,399	1,743
Proceeds from exercise of common stock under employee stock plans	10,530	—
Payment of taxes related to the net share settlement of RSUs	(7,472)	(3,588)
Repurchase of common stock	(2,263)	—
Net cash provided by (used in) financing activities	2,194	(1,845)
Net decrease in cash and cash equivalents	(21,030)	(46,081)
Cash and cash equivalents, beginning of period	56,117	76,864
Cash and cash equivalents, end of period	$35,087	$30,783
Cash paid during the period for:
Interest	$50	$31
Income taxes	$571	$445
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$3,805	$5,528
Issuance of common stock related to prior acquisition	$825	$1,585

CHEGG, INC.
RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss	$(10,131)	$(8,246)	$(38,673)	$(34,005)
Interest expense, net	60	127	121	188
Provision for (benefit from) income taxes	430	(1,367)	724	(1,150)
Textbook library depreciation expense	12,802	18,035	27,476	38,130
Other depreciation and amortization	3,241	2,509	6,413	4,544
EBITDA	6,402	11,058	(3,939)	7,707
Textbook library depreciation expense	(12,802)	(18,035)	(27,476)	(38,130)
Share-based compensation expense	7,831	8,481	22,851	15,411
Other income, net	(56)	(156)	(132)	(276)
Restructuring charges	464	—	2,978	—
Transitional logistic charges	707	—	3,190	—
Acquisition related compensation costs	660	208	1,455	262
Adjusted EBITDA	$3,206	$1,556	$(1,073)	$(15,026)

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net revenues, GAAP	$67,061	$64,492	$151,933	$138,885
Adjustments	(34,330)	(40,575)	(70,943)	(79,053)
Pro forma net revenues, Non-GAAP	$32,731	$23,917	$80,990	$59,832

GAAP gross profit	$30,805	$25,896	$50,184	$34,804
Share-based compensation expense	81	134	215	312
Transitional logistic charges	707	—	3,190	—
Non-GAAP gross profit	$31,593	$26,030	$53,589	$35,116

GAAP gross margin %	45.9%	40.2%	33.0%	25.1%
Non-GAAP gross margin %	47.1%	40.4%	35.3%	25.3%

GAAP operating expenses	$40,502	$35,538	$88,144	$70,047
Share-based compensation expense	(7,750)	(8,347)	(22,636)	(15,099)
Amortization of intangible assets	(1,437)	(1,003)	(2,997)	(1,604)
Restructuring charges	(464)	—	(2,978)	—
Acquisition related compensation costs	(660)	(208)	(1,455)	(262)
Non-GAAP operating expenses	$30,191	$25,980	$58,078	$53,082

GAAP operating expenses as a percent of net revenues	60.4%	55.1%	58.0%	50.4%
Non-GAAP operating expenses as a percent of net revenues	45.0%	40.3%	38.2%	38.2%

GAAP operating loss	$(9,697)	$(9,642)	$(37,960)	$(35,243)
Share-based compensation expense	7,831	8,481	22,851	15,411
Amortization of intangible assets	1,437	1,003	2,997	1,604
Restructuring charges	464	—	2,978	—
Transitional logistic charges	707	—	3,190	—
Acquisition related compensation costs	660	208	1,455	262
Non-GAAP operating loss	$1,402	$50	$(4,489)	$(17,966)

GAAP net loss	$(10,131)	$(8,246)	$(38,673)	$(34,005)
Share-based compensation expense	7,831	8,481	22,851	15,411
Amortization of intangible assets	1,437	1,003	2,997	1,604
Restructuring charges	464	—	2,978	—
Transitional logistic charges	707	—	3,190	—
Acquisition related compensation costs	660	208	1,455	262
Acquisition related income tax benefit	—	(1,626)	—	(1,626)
Non-GAAP net loss	$968	$(180)	$(5,202)	$(18,354)